EXHIBIT 2.4


                             STOCKHOLDERS' AGREEMENT

      THIS STOCKHOLDERS' AGREEMENT, dated September 25, 2001, is made and entered into by and among Agfa Corporation, a Delaware corporation ("Parent"), Autologic Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), each stockholder who is a signatory hereto (each a "Stockholder", and collectively, the "Stockholders") and Autologic Information International, Inc., a Delaware corporation (the "Company").

                             W I T N E S S E T H:
                             - - - - - - - - - -

      WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), which provides, among other things, for a business combination between Parent and the Company to be effected by the merger (the "Merger") of Merger Sub with and into the Company upon the terms and subject to the conditions of the Merger Agreement;

      WHEREAS, in furtherance of the Merger, Parent and the Company desire that, as soon as practicable after the public announcement of the execution and delivery of the Merger Agreement, Merger Sub shall commence a cash tender offer to purchase all outstanding shares of Company Common Stock (as defined in Section 1), including all of the Shares (as defined in Section 2) owned beneficially by the Stockholders; and

      WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

      SECTION 1.  DEFINITIONS.  For purposes of this Agreement:

            (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act.

            (b) "COMPANY COMMON STOCK" shall mean at any time the common stock, $.01 par value, of the Company.

            (c) "PERSON" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

            (d) Capitalized terms used and not defined herein shall have the meanings set forth in the Merger Agreement.

      SECTION 2.  TENDER OF SHARES.

            (a) Each Stockholder hereby agrees to validly tender (and not to withdraw for as long as this Agreement remains in effect) pursuant to and in accordance with the terms of the Offer, (i) not later than the fifth business day after commencement of the Offer pursuant to Section 1.1 of the Merger Agreement and Rule 14d-2 under the Exchange Act, all of the shares of Company Common Stock Beneficially Owned by him or it on the date hereof that are not subject to unexercised Options (as defined below) (the "Existing Shares"), and
(ii) as soon as practicable but in no event later than the date on which the initial offering period (not including any extensions thereof) of the Offer is originally scheduled to expire, any additional shares of Company Common Stock which by such Stockholder comes to Beneficially Own after the date hereof and prior to the earlier of the termination or expiration of the Offer (the "Additional Shares" and, together with the Existing Shares, the "Shares").
Schedule I hereto sets forth opposite such Stockholder's name the number of Existing Shares and the number of shares of Company Common Stock subject to options, warrants or other securities convertible into or exercisable for shares of Company Common Stock (the "Options") Beneficially Owned by him or it on the date hereof. Each Stockholder hereby acknowledges and agrees that the Merger Sub's obligation to accept for payment and pay for the Shares in the Offer, including the Shares Beneficially Owned by such Stockholder, is subject to the terms and conditions of the Offer.

            (b) Upon full payment by Parent or Merger Sub for Shares tendered, the transfer by each Stockholder of his or its Shares to Merger Sub in the Offer shall pass to and unconditionally vest in Merger Sub good and valid title to the number of Existing Shares set forth opposite such Stockholder's name on Schedule I hereto and to any Additional Shares, free and clear of all claims, liens, restrictions, security interests, pledges, limitations and encumbrances whatsoever.

            (c) Each Stockholder hereby agrees to permit Parent and Merger Sub to publish and disclose in the Offer Documents and, if Company Stockholder Approval is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC) his or its identity and ownership of Company Common Stock and the terms and conditions of this Agreement.

      SECTION 3.  PROVISIONS CONCERNING COMPANY COMMON STOCK.

            (a) Each Stockholder hereby agrees that for long as this Agreement remains in effect, at any meeting of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, such Stockholder shall appear at the meeting in person or by proxy (or execute any written consent of the holders of Company Common Stock) or otherwise cause the Shares held of record or Beneficially Owned by such Stockholder on the applicable record date to be counted for purposes of establishing a quorum and vote (or cause to be voted), whether issued, heretofore owned or hereafter acquired, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and
(iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; (C) (1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (3) any other material change in the Company's corporate structure or business; or (4) any other action which, in the case of each of the matters referred to in clauses C
(1), (2) or (3), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. Such Stockholder shall not enter into any agreement or understanding with any person or entity the effect of which would be inconsistent or violative of the provisions and agreements contained in this Section 3.

            (b) As security for each Stockholders' obligations under Section 3(a) hereof, each Stockholder hereby grants to Parent a proxy to vote the Shares of such Stockholder solely as and to the extent set forth in Section 3(a)(i) through (iii); provided, however, that without limiting the foregoing, in any such vote or other action pursuant to such proxy, the Parent shall not in any event have the right (and such proxy shall not confer the right) to vote against the Merger, to vote to reduce the Offer Consideration or the Merger Consideration or otherwise modify or amend the Merger Agreement to reduce the rights or benefits of the Company or any stockholders of the Company (including the Stockholders) under the Offer or the Merger Agreement or to reduce the obligations of Parent thereunder; and provided, further, that the proxy granted pursuant to this Section 3(b) shall irrevocably cease and shall be of no further force or effect upon (i) any material breach by Parent of any of its obligations under Section 1.1 of the Merger Agreement, (ii) any material violation by Parent of any of the terms of this Agreement or (iii) the termination of the Merger Agreement or this Agreement in accordance with their respective terms. Each Stockholder intends such proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by Stockholder with respect to such Shares.

      SECTION 4. OTHER COVENANTS, REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS. Each Stockholder hereby represents and warrants to Parent and Merger Sub as follows:

            (a) OWNERSHIP OF SHARES AND OPTIONS. Such Stockholder is either (i) the record and Beneficial Owner of, or (ii) the Beneficial Owner but not the record holder of, the number of Existing Shares and Options set forth opposite such Stockholder's name on Schedule I hereto. On the date hereof, the Existing Shares and Options set forth opposite such Stockholder's name on Schedule I hereto constitute all of the Shares and Options owned of record or Beneficially Owned by such Stockholder. Such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares and Options set forth opposite such Stockholder's name on Schedule I hereto, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

            (b) POWER; BINDING AGREEMENT. Such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such stockholder of the transactions contemplated hereby.

            (c) NO CONFLICTS. (i) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby (other than filings that the Stockholder may be required to make under the Exchange
Act) and (ii) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable organizational documents applicable to such Stockholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound, or
(C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such

Stockholder or any of such Stockholder's properties or assets, except, in the case of clauses (B) and (C), for violations, breaches or defaults that individually or in the aggregate could not impair the ability of the Stockholder to perform such Stockholder's obligations under this Agreement.

            (d) NO ENCUMBRANCES. Except as applicable in connection with the transactions contemplated by Section 2 hereof, such Stockholder's Shares and the certificates representing such Shares and such Stockholder's Options are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except as arising hereunder.

            (e) NO FINDER'S FEES. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

            (f) NO SOLICITATION. Except to the extent permitted under the Merger Agreement, no Stockholder shall, in his or its capacity as such, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any person or entity (other than Parent or any affiliate of Parent) with respect to the Company that constitutes an Acquisition Proposal. If any Stockholder receives any such inquiry or proposal, then such Stockholder shall promptly inform Parent and Merger Sub of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making such proposal. Each Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing (except to the extent permitted under the Merger Agreement).

            (g) RESTRICTION ON TRANSFER, PROXIES AND NON-INTERFERENCE. Except as required or permitted by Sections 2 and 3 hereof, no Stockholder shall, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition (except for the exercise of Options) of, any or all of such Stockholder's Shares or Options or any interest therein; (ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

            (h) WAIVER OF APPRAISAL RIGHTS. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have.

            (i) RELIANCE BY PARENT AND MERGER SUB. Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

            (j) FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in an expeditious manner, the transactions contemplated by this Agreement.

      SECTION 5. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. Each of Parent and Merger Sub hereby represents and warrants to the Stockholders as follows:

            (a) ORGANIZATION, STANDING AND CORPORATE POWER. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power and authority to enter into and perform all of their respective obligations under this Agreement.

            (b) POWER; BINDING AGREEMENT. The execution, delivery an performance of this Agreement has been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of each of them, enforceable against each of them in accordance with its terms, except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity.

            (c) NO CONFLICTS. (i) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Parent or Merger Sub and the consummation by Parent or Merger Sub of the transactions contemplated hereby (other than filings that Parent and Merger Sub may be required to make under the Exchange Act) and (ii) none of the execution and delivery of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the transactions contemplated hereby or compliance by Parent or Merger Sub with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable organizational documents applicable to Parent or Merger Sub, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Parent or Merger Sub or any of their respective properties or assets, except, in the case of clauses (B) and
(C), for violations, breaches or defaults that individually or in the aggregate could not impair the ability of Parent and Merger Sub to perform their respective obligations under this Agreement.

      SECTION 6. STOP TRANSFER. Each Stockholder agrees with and covenants to Parent and Merger Sub that such Stockholder shall not request that the Company and, the Company agrees that it will not, register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

      SECTION 7. TERMINATION. Except as otherwise provided herein, this Agreement shall terminate upon the earlier to occur of (i) the consummation of the Merger and (ii) the termination of the Merger Agreement in accordance with its terms. In addition, this Agreement may be terminated by the Stockholders if Parent shall have failed to comply in any material respect with its obligations under Section 1.1 of the Merger Agreement. This Agreement shall also terminate upon the issuance of a final, non-appealable decree, injunction or order by a court or governmental entity which prevents the consummation of the transactions contemplated hereby.

      SECTION 8. STOCKHOLDER CAPACITY. No person executing this Agreement who is, or becomes during the term hereof, a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs this Agreement solely in his or her capacity as the record and Beneficial Owner of such Stockholder's Shares and Options.

      SECTION 9. CONFIDENTIALITY. Each Stockholder agrees not to disclose or discuss this Agreement, the Merger Agreement or any matter that is the subject hereof or thereof, including the Merger and the Offer (until public disclosure thereof) with anyone not a party to this Agreement (other than such Stockholder's counsel and advisors, if any) without the prior written consent of Parent, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures such Stockholder's counsel advises are necessary in order to fulfill such Stockholder's obligations imposed by law or legal process in connection with obtaining any requisite governmental approvals, or in connection with obligations pursuant to any requirement of any national securities exchange or national securities quotations system. If any such filings or disclosures are required, such Stockholder shall give notice thereof to Parent as promptly as practicable so as to enable Parent to seek a protective order from a court of competent jurisdiction if necessary with respect thereto.

      SECTION 10. MISCELLANEOUS.

            (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among Parent, Merger Sub, the Company and the Stockholders with respect to the specific subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the specific subject matter hereof.

            (b) CERTAIN EVENTS. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholders' Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholders' heirs, guardians, administrators or successors. Notwithstanding any transfer of Shares or Options, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

            (c) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties (except for the Company, whose consent shall not be required); provided, that Parent and Merger Sub may assign or transfer, in their sole respective discretion, their respective rights and obligations hereunder to any of their subsidiaries or affiliates, but no such assignment shall relieve Parent or Merger Sub of their respective obligations hereunder if such assignee does not perform such obligations.

            (d) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, with respect to any one or more Stockholders, except upon the execution and delivery of a written agreement executed by the parties hereto affected by such change, supplement, amendment, modification, waiver or termination.

            (e) NOTICES. All notices, claims, demands and other communications hereunder shall be deemed to have been duly given or made, and shall be effective, on the date such notices, claims, demands or other communications, as the case may be, are delivered to the recipient thereof in person, by a commercial delivery service or by facsimile (receipt confirmed) at the following addresses or facsimile numbers:

      If to any Stockholder:  At the addresses and facsimile numbers set forth on Schedule I hereto

            Copies to:  Jenkens & Gilchrist Parker Chapin LLP
                        The Chrysler Building
                        405 Lexington Avenue
                        New York, NY 10174
                        Attention:  Richard A. Rubin, Esq.
                        Telephone: (212) 704-6130
                        Telecopy: (212) 704-6288

            If to Parent or Merger Sub:

                        Agfa Corporation
                        200 Ballardvale Street
                        Wilmington, MA 01887
                        Attention: Robert K. Sarafian, Esq.
                        Telecopy: (978) 658-5168


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

            Copies to:  Testa, Hurwitz & Thibeault, LLP
                        125 High Street
                        Boston, MA 02110
                        Attention: Mitchell S. Bloom, Esq.
                        Telephone: (617) 248-7000
                        Telecopy: (617) 248-7100

            If to the Company:

                        Autologic Information International, Inc.
                        1050 Rancho Conejo Boulevard
                        Thousand Oaks, CA 91320
                        Attention: Alvin Brunner
                        Telecopy: (805) 499-1167

            Copies to:  Jenkens & Gilchrist Parker Chapin LLP
                        The Chrysler Building
                        405 Lexington Avenue
                        New York, NY 10174
                        Attention:  Richard A. Rubin, Esq.
                        Telephone: (212) 704-6130
                        Telecopy: (212) 704-6288

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

            (f) SEVERABILITY. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto, unless the parties agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

            (g) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that (i) Parent and Merger Sub will be irreparably damaged if for any reason any Stockholder failed to tender, and not to withdraw, such Stockholder's Shares in the Offer in accordance with this Agreement and (ii) a breach by any party of any covenants or agreements contained in this Agreement, in each case, will cause the non-breaching parties to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

            (h) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

            (i) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

            (j) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

            (k) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

            (l) JURISDICTION. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (l) and shall not be deemed to be a general submission to the jurisdiction of said court or in the State of Delaware other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

            (m) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            (n) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, each of the parties hereto has caused this Stockholders' Agreement to be executed as of the date first written above in their individual capacity or by their respective officers thereunto duly authorized, as applicable.



                                    AGFA CORPORATION


                                    By:  ____________________________
                                         Name:
                                         Title:



                                    AUTOLOGIC ACQUISITION CORP.


                                    By:  ____________________________
                                         Name:
                                         Title:



                                    AUTOLOGIC INFORMATION INTERNATIONAL, INC.


                                    By:  ____________________________
                                         Name:
                                         Title:

                                    STOCKHOLDERS:

                                    _________________________________
                                    William Shaw


                                    _________________________________
                                    Alvin J. Brunner


                                    _________________________________
                                    Anthony F. Marrelli


                                    _________________________________
                                    Jerome Shaw


                                    _________________________________
                                    EuGene L. Falk


                                    _________________________________
                                    James J. Groberg


                                    _________________________________
                                    Paul H. McGarell


                                    _________________________________
                                    Leroy M. Bell

                                  SCHEDULE I TO
                             STOCKHOLDERS' AGREEMENT

Name and Address of Stockholder:  Number of Existing Shares    Number of Options
--------------------------------  -------------------------    -----------------

Alvin J. Brunner                             0                         25,000
c/oAutologic Informational
International, Inc.
1050 Rancho Conejo Boulevard
Thousand Oaks, CA 91320


Anthony F. Marrelli                        100                          5,000
c/oAutologic Informational
International, Inc.
1050 Rancho Conejo Boulevard
Thousand Oaks, CA 91320


William Shaw                                 0                         10,000
c/o Autologic Informational
International, Inc.
1050 Rancho Conejo Boulevard
Thousand Oaks, CA 91320

Jerome Shaw                                  0                         10,000
c/o Autologic Informational
International, Inc.
1050 Rancho Conejo Boulevard
Thousand Oaks, CA 91320

Eugene L. Falk                               0                          5,000
c/o Autologic Informational
International, Inc.
1050 Rancho Conejo Boulevard
Thousand Oaks, CA 91320

James J. Groberg                             0                         10,000
c/o Autologic Informational
International, Inc.
1050 Rancho Conejo Boulevard
Thousand Oaks, CA 91320



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Paul H. McGarrell                            0                          5,000
c/o Autologic Informational
International, Inc.
1050 Rancho Conejo Boulevard
Thousand Oaks, CA 91320

Leroy M. Bell                              500                          5,000
c/o Autologic Informational
International, Inc.
1050 Rancho Conejo Boulevard
Thousand Oaks, CA 91320
                                    -----------------            ---------------
TOTAL:                                      600                        75,000